Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer of MFA Financial, Inc. (the “Company”), hereby certifies on the date hereof, pursuant to 18 U.S.C. 1350(a), as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, that, to my knowledge, the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 (the “Form 10-Q”), filed herewith by the Company, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Craig L. Knutson	Date: August 5, 2026
Name: Craig L. Knutson
Title: Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes—Oxley Act of 2002, and is not being “filed” as part of the Form 10-Q or as a separate disclosure document for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section.  This certification shall not be deemed to be incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that this Exhibit 32.1 is expressly and specifically incorporated by reference in any such filing.

A signed original of this statement required by Section 906 had been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.